EXHIBIT 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of May 30, 2014, by and among ALLIANCE ONE INTERNATIONAL, INC., a Virginia corporation (the “Company”), INTABEX NETHERLANDS B.V., a company formed under the laws of The Netherlands and a Subsidiary of the Company (the “Dutch Borrower”; together with the Company, collectively the “Borrowers,” and each individually, a “Borrower”), ALLIANCE ONE INTERNATIONAL AG, a Swiss corporation (“Alliance AG”), the Lenders (as defined below) party hereto and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (together with any successor administrative agent, the “Administrative Agent”).  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrowers, Alliance AG, the lenders party thereto (the “Lenders”), the Administrative Agent and others are parties to a Credit Agreement dated as of July 2, 2009 and amended and restated as of August 1, 2013 (the “Credit Agreement”);

WHEREAS, the Company has requested that the Lenders approve certain amendments to the Credit Agreement, in each case as herein provided; and

WHEREAS, the Lenders party hereto have consented to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, it is agreed:

I. Amendments to the Credit Agreement.

1. The definition of “Consolidated EBIT” appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (b)(xiii) thereof and inserting the following in lieu thereof:

“plus (xiii) for any of the fiscal quarters ended June, 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, the amount of one time unrecovered and reserved farmer advances in Zambia, Argentina and Zimbabwe so long as not in excess of $13,000,000 in the aggregate for all such fiscal quarters, plus (xiv) for any of the fiscal quarters ended June, 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, charges related to the refund of certain payments received by the Company from Japan Tobacco International in connection with the establishment of Tanzanian farmer relationships so long as not in excess of $5,500,000 in the aggregate for all such fiscal quarters, plus (xv) for any of the fiscal quarters ended June, 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, any gains from the sale of equity in China Brasil Tabacos Exportadora Ltda. to China Tobacco Internacional do Brasil and the sale of property, plant, equipment and growers’ contracts of Alliance One Tutun A.S.  and Oryantal Tütün Paketleme Sanayi A. Ş. so long as not in excess of $22,000,000 in the aggregate for all such fiscal quarters, provided, that for the purposes of calculating Consolidated EBIT amounts included in Consolidated Net Income in clause (a) above as a result of gains of the type described in clause (e) thereof shall not include any gains that could be added back pursuant to this clause (xv) (for such purpose excluding the cap applicable to this clause (xv)), plus (xvi) for any of the fiscal quarters ended June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, the amount of a one time charge arising from an exchange loss resulting from investments in Oryantal Tütün Paketleme Sanayi A.Ş. so long as not in excess of $3,000,000 in the aggregate for all such fiscal quarters, plus (xvii) for any of the fiscal quarters ended June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, the basis in China Brasil Tabacos Exportadora Ltda. resulting from value lost due to accounting requirements in connection with the disposition of 51% of the equity interest in China Brasil Tabacos Exportadora Ltda. so long as not in excess of $7,600,000 in the aggregate for all such fiscal quarters, plus (xviii) for any of the fiscal quarters ended June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, restructuring and asset impairment related costs as a result of Oryantal Tütün Paketleme Sanayi A.Ş. so long as not in excess of $3,700,000 in the aggregate for all such fiscal quarters”.

2. Section 5.9 of the Credit Agreement is hereby amended by:

(i) amending the table appearing in clause (a) of said Section by deleting the final period of “January 1, 2014 and thereafter” and inserting the following in lieu thereof:

Period	Ratio
January 1, 2014 through and including March 31, 2014	1.85 to 1.00
April 1, 2014 through and including March 31, 2015	1.70 to 1.00
April 1, 2015 and thereafter	1.90 to 1.00

(ii) deleting the ratio in clause (b) of said Section applicable to the period from April 1, 2014 through and including June 30, 2014 and inserting in lieu thereof “7.25 to 1.00”; and

(iii) deleting the ratio in clause (b) of said Section applicable to the period from July 1, 2014 through and including September 30 , 2014 and inserting in lieu thereof “7.50 to 1.00”.

3. Section 6.3(i) of the Credit Agreement is hereby amended by amending and restating said section as follows:

“(i) Guaranty Obligations for Indebtedness of China Brasil Tabacos Exportadora Ltda permitted under clauses (a) and (b) above, to the extent such Guaranty Obligations would be permitted if China Brasil Tabacos Exportadora Ltda. were a Foreign Subsidiary, so long as the aggregate principal amount of all of such Guaranty Obligations pursuant to this clause (i) does not at any time exceed $200,000,000 at any one time outstanding.”

II. Miscellaneous Provisions.

1. In order to induce the Administrative Agent and the Lenders to enter into this First Amendment, each Credit Party hereby represents and warrants that (i) no Default or Event of Default exists as of the First Amendment Effective Date (as defined below), both immediately before and after giving effect to this First Amendment on such date, (ii) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date, both immediately before and after giving effect to this First Amendment on such date, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date, (iii) the execution, delivery and performance of this First Amendment has been duly authorized by all necessary action on the part of each Credit Party, has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against each of them in accordance with its terms, except to the extent that the enforceability hereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (iv) the execution and delivery hereof by each Credit Party and the performance and observance by each Credit Party of the provisions hereof do not violate or conflict with (A) any organizational document of any Credit Party or (B) any Requirement of Law applicable to such Credit Party or result in a breach of any provision of or constitute a default under any Contractual Obligation of any Credit Party.

2. The Credit Parties acknowledge and agree and hereby represent and warrant that (x) the Credit Agreement (as modified hereby) and each other Credit Document, and all Credit Party Obligations and Liens thereunder, are valid and enforceable against the Credit Parties in every respect and all of the terms and conditions thereof are legally binding upon the Credit Parties, in each case all without offset, counterclaims or defenses of any kind and (y) the perfected status and priority of each Lien and security interest created under any Credit Document remains in full force and effect in accordance with the requirements of the Credit Agreement and the other Credit Documents on a continuous basis, unimpaired, uninterrupted and undischarged, in each case as of the First Amendment Effective Date, both immediately before and immediately after giving effect to this First Amendment on such date.

3. This First Amendment is limited precisely as written and, except as expressly set forth herein, shall not constitute or be deemed to constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document and shall not prejudice any right or rights that the Administrative Agent or the Lenders may have now or in the future under or in connection with the Credit Agreement or any other Credit Document.

4. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

5. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK.

6. This First Amendment shall become effective as of March 31, 2014 (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i) the Company shall have paid to the Administrative Agent for the benefit of each Lender which has executed and delivered a counterpart hereof as provided in following clause (ii) on or prior to 5:00 p.m. on May 30, 2014, an amendment fee as set forth in the fee letter between the Company and the Administrative Agent dated May 19, 2014 and delivered in connection with this First Amendment;

(ii) the Borrowers, Alliance AG, and the Lenders constituting the Required Lenders and the Administrative Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention:  Casey Ferber (facsimile number:  212-354-8113 / e-mail address: casey.ferber@whitecase.com); and

(iii) the Borrower shall have paid to the Administrative Agent all fees, costs and expenses (including, without limitation, legal fees and expenses of White and Case LLP) payable to the Administrative Agent to the extent due under the Credit Agreement and the Work Fee Letter between the Company and the Administrative Agent dated May 19, 2014 and delivered in connection with this First Amendment.

7. This First Amendment constitutes a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents.  No provision of this First Amendment may be amended, modified, waived or supplemented, except as provided in Section 9.1 of the Credit Agreement.

8. By executing and delivering a copy hereof, each Credit Party hereby agrees that all Credit Party Obligations of the Credit Parties shall be fully guaranteed pursuant to the Guarantees and shall be fully secured pursuant to the Credit Documents, in each case in accordance with the respective terms and provisions thereof and that this First Amendment does not in any manner constitute a novation of any Credit Party Obligations under any of the Credit Documents.

9. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

10. Upon the occurrence of the First Amendment Effective Date, the Required Lenders hereby waive any Event of Default that may have occurred prior to the effectiveness of this First Amendment with respect to Sections 5.9(a) and (b) of the Credit Agreement for the Calculation Period ended March 31, 2014.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first written above.

COMPANY:

ALLIANCE ONE INTERNATIONAL, INC.

By:            /s/ Joel Thomas
Name:     Joel Thomas
Title:	Executive Vice President – Chief Financial Officer

By:             /s/ B. Lynne Finney
Name:      B. Lynne Finney
Title:        Assistant Treasurer

DUTCH BORROWER:

INTABEX NETHERLANDS B.V.

By:            /s/ Joel Thomas
Name:     Joel Thomas
Title:	Power of Attorney

By:             /s/ B. Lynne Finney
Name:      B. Lynne Finney
Title:        Power of Attorney

FOREIGN GUARANTOR:

ALLIANCE ONE INTERNATIONAL AG

By:            /s/ Joel Thomas
Name:     Joel Thomas
Title:	Authorized Signatory

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent, as Swingline Lender, as Issuing Lender and as a Lender

By:             /s/ Dusdan Lazarov
Name:      Dusdan Lazarov
Title:        Director

By:             /s/ Michael Shannon
Name:      Michael Shannon
Title:       Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG ALLIANCE ONE INTERNATIONAL, INC., INTABEX NETHERLANDS B.V., ALLIANCE ONE INTERNATIONAL AG, VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

Name of Institution:

CREDIT SUISSE AG
CAYMAN ISLANDS BRANCH

By:       /s/ Bill O’Daly
Name:  Bill O’Daly
Title:  Authorized Signatory

By:       /s/ Michael D’Onofrio
Name:  Michael D’Onofrio
Title:    Authorized Signatory

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG ALLIANCE ONE INTERNATIONAL, INC., INTABEX NETHERLANDS B.V., ALLIANCE ONE INTERNATIONAL AG, VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

Name of Institution:

NATIXIS, New York Branch

By:        /s/ Alisa Trani
Name:  Alisa Trani
Title:    Director

By:       /s/ Stephen A. Jendras
Name:  Stephen A. Jendras
Title:    Managing Director

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG ALLIANCE ONE INTERNATIONAL, INC., INTABEX NETHERLANDS B.V., ALLIANCE ONE INTERNATIONAL AG, VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

Name of Institution:

ING Belgium, Brussels, Geneva branch

By:       /s/ Serge Stolitza
Name:  Serge Stolitza
Title:    Group Head – Soft Desk

By:       /s/ Nicolas Marques
Name:  Nicolas Marques
Title:    Head of Credit Administration

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG ALLIANCE ONE INTERNATIONAL, INC., INTABEX NETHERLANDS B.V., ALLIANCE ONE INTERNATIONAL AG, VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

Name of Institution:

Goldman Sachs Bank USA

By:       /s/ Michelle Latzoni
Name:  Michelle Latzoni
Title:    Authorized Signatory